EXHIBIT 99.1

OPENWAVE REPORTS SECOND QUARTER FISCAL 2011 FINANCIAL RESULTS

REDWOOD CITY, CA – Feb. 3, 2011 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering context-aware mediation and messaging solutions, today announced that revenues for the second fiscal quarter ended December 31, 2010 were $39.9 million, compared with $41.5 million in the prior quarter ended September 30, 2010 and $49.7 million in the December quarter in the preceding fiscal year. Bookings for the second quarter of fiscal 2011 were $40.2 million. The company ended the quarter with $113.4 million in cash and investments.

“Openwave’s next generation of products are garnering interest from both new and current customers,” said Ken Denman, CEO of Openwave. “In addition to Media Optimizer, we are seeing increasing interest in Passport, which helps operators improve the subscriber experience through better customer care and more personalized data plans. Given high interest in our platform and the robust pipeline, we expect to deliver several new product wins in the March quarter. At the same time we also expect continued new wins with our Email Mx – Stateless Edition.”

On a GAAP basis, net loss for the second fiscal quarter ended December 31, 2010 was $4.5 million or $0.05 per share, compared with a net income of $71,000, or $0.00 per share, in the prior quarter and net income of $213,000, or $0.00 per diluted share, in the December quarter in the preceding year.

On a non-GAAP basis, net loss for the second fiscal quarter ended December 31, 2010 was $2.7 million or $0.03 per share, compared with a net loss of $419,000 or $0.00 per share, in the prior quarter and a net income of $3.5 million, or $0.04 per diluted share, in the December quarter in the preceding year. Non-GAAP net loss excludes restructuring, impairments on investments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, certain losses on investments and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its second quarter ended December 31, 2010. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-1428 or (480) 629-9665 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4403708.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering context-aware mediation and messaging solutions that enable communication service providers and the broader ecosystem to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with predictive solutions fueled by real-time analytics that mediate among different ecosystem elements, permitting the enhancement of every mode of IP traffic. The result can provide customers with a 360-degree view of their network, devices and services, and enables them to proactively optimize network resources, quickly launch smart mobile services, and provide a contextually relevant user experience.

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information:

Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Paula Holland Openwave Systems Inc. Paula.Holland@openwave.com Tel: 650-480-5640

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2010	June 30, 2010

Assets
Current Assets:
Cash, cash equivalents and short-term investments	$99,479	$106,146
Accounts receivable, net	22,627	31,160
Prepaid and other current assets	19,195	18,018

Total current assets	141,301	155,324
Property and equipment, net	7,873	8,365
Long-term investments and restricted cash and investments	13,876	13,222
Deposits and other assets	7,564	9,231
Goodwill	267	267
Intangible assets, net	1,371	2,200

Total assets	$172,252	$188,609

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,244	$4,658
Accrued liabilities	21,258	20,584
Accrued restructuring costs	14,258	15,128
Deferred revenue	32,838	35,132

Total current liabilities	70,598	75,502
Accrued restructuring costs, less current portion	18,547	23,820
Deferred revenue, less current portion	7,887	11,800
Deferred rent obligations and long-term taxes payable	4,687	4,728

Total liabilities	101,719	115,850
Stockholders’ equity	70,533	72,759

Total liabilities and stockholders’ equity	$172,252	$188,609

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Revenues:
License	$10,072	$12,332	$13,283	$22,404	$23,708
Maintenance and support	13,913	13,993	16,168	27,906	31,966
Services	15,925	11,203	20,291	27,128	43,910
Patents	1	4,000	—	4,001	—

Total revenues	39,911	41,528	49,742	81,439	99,584

Cost of revenues:
License	78	30	256	108	486
Maintenance and support	3,975	4,141	4,657	8,116	8,973
Services	11,594	8,887	15,075	20,481	32,848
Amortization of intangible assets	409	420	420	829	840

Total cost of revenues	16,056	13,478	20,408	29,534	43,147

Gross profit	23,855	28,050	29,334	51,905	56,437

Operating Expenses:
Research and development	10,439	11,430	9,667	21,869	19,531
Sales and marketing	11,357	10,821	11,052	22,178	21,763
General and administrative	5,457	6,612	6,710	12,069	14,635
Restructuring and other related costs	856	708	1,353	1,564	1,775

Total operating expenses	28,109	29,571	28,782	57,680	57,704

Operating income (loss) from continuing operations	(4,254)	(1,521)	552	(5,775)	(1,267)
Interest and other income (expense), net	210	37	(220)	247	(1,429)

Pre-tax income (loss) from continuing operations	(4,044)	(1,484)	332	(5,528)	(2,696)
Income taxes	491	681	119	1,172	617

Net income (loss) from continuing operations	(4,535)	(2,165)	213	(6,700)	(3,313)
Gain on sale of discontinued operations, net of tax	—	2,236	—	2,236	4,516

Net income (loss)	$(4,535)	$71	$213	$(4,464)	$1,203

Basic net income (loss) per share from:
Continuing operations	$(0.05)	$(0.03)	$—	$(0.08)	$(0.04)
Discontinued operations	—	0.03	—	0.03	0.05

Net income (loss) per share	$(0.05)	$—	$—	$(0.05)	$0.01

Diluted net income (loss) per share from:
Continuing operations	$(0.05)	$(0.03)	$—	$(0.08)	$(0.04)
Discontinued operations	—	0.03	—	0.03	0.05

Net income (loss) per share	$(0.05)	$—	$—	$(0.05)	$0.01

Shares used in basic net income (loss) per share	84,324	84,017	83,408	84,170	83,352
Shares used in diluted net income (loss) per share	84,324	84,017	84,910	84,170	83,352
Stock-based compensation by category:
Maintenance and support	$40	$45	$32	$85	$70
Services	46	59	36	105	112
Research and development	115	131	42	246	140
Sales and marketing	161	156	127	317	273
General and administrative	256	270	201	526	390

	$618	$661	$438	$1,279	$985

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(4,535)	$71	$213	$(4,464)	$1,203
Exclude:
Restructuring costs	856	708	1,353	1,564	1,775
Amortization of intangibles	409	420	420	829	840
Stock-based compensation	618	661	438	1,279	985
Amounts associated with unusual events(a)	—	—	503	—	847
Discontinued operations, net	—	(2,236)	—	(2,236)	(4,516)
Realized losses and other-than-temporary impairments of investments	—	—	651	—	2,115
Tax impact of reconciling items(b)	(47)	(43)	(51)	(90)	(102)

Non-GAAP net income (loss)	$(2,699)	$(419)	$3,527	$(3,118)	$3,147

Diluted GAAP net income (loss) per share	$(0.05)	$—	$—	$(0.05)	$0.01
Exclude:
Restructuring costs	$0.01	$0.01	$0.01	$0.02	$0.01
Amortization of intangibles	$—	$0.01	$—	$0.01	$0.01
Stock-based compensation	$0.01	$0.01	$0.01	$0.02	$0.02
Amounts associated with unusual events(a)	$—	$—	$0.01	$—	$0.01
Discontinued operations, net	$—	$(0.03)	$—	$(0.03)	$(0.05)
Other-than-temporary impairments of investments	$—	$—	$0.01	$—	$0.03
Tax impact of reconciling items(b)	$—	$—	$—	$(0.01)	$—

Diluted non-GAAP net income (loss) per share	$(0.03)	$—	$0.04	$(0.04)	$0.04

Shares used in computing diluted earnings per share	84,324	84,017	84,910	84,170	83,352

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Operating activities:
Net income (loss)	$(4,535)	$71	213	$(4,464)	$1,203
Gain on sale of discontinued operations	—	(2,236)	—	(2,236)	(4,516)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,335	2,327	2,361	4,662	4,809
Non-cash restructuring charges	290	315	369	605	760
Accelerated depreciation on restructured property and equipment	—	—	181	—	181
Recovery of doubtful accounts	(28)	(185)	(350)	(213)	(319)
Other non-cash items, net	339	346	1,126	685	1,213
Realized losses and other-than-temporary impairments of investments	—	—	651	—	2,036
Changes in operating assets and liabilities	(1,422)	(3,503)	1,715	(4,925)	(7,890)

Net cash provided by (used for) operating activities	(3,021)	(2,865)	6,266	(5,886)	(2,523)

Investing activities:
Purchases of property and equipment, net	(1,569)	(1,066)	(314)	(2,635)	(921)
Sale of discontinued operations, net	—	2,236	—	2,236	4,516
Proceeds of investments, net	(1,123)	976	(20,728)	(147)	(21,428)
Maturities of restricted cash and investments, net	216	—	(10)	216	409

Net cash provided by (used for) investing activities	(2,476)	2,146	(21,052)	(330)	(17,424)

Financing activities:
Net proceeds from issuance of common stock	752	70	169	822	250

Cash provided by financing activities	752	70	169	822	250

Net decrease in cash and cash equivalents	(4,745)	(649)	(14,617)	(5,394)	(19,697)
Cash and cash equivalents at beginning of period	60,286	60,935	86,465	60,935	91,545

Cash and cash equivalents at end of period, including discontinued operations	$55,541	$60,286	$71,848	$55,541	$71,848